                 SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C. 20509

                              FORM 8-K

                           CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                           June 5, 2007

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                           Date of Report

                 (Date of Earliest Event Reported)

                            ZALDIVA, INC.

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     (Exact Name of Registrant as Specified in its Charter)

    FLORIDA                  000-49652                   65-0773383

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 (State or other juris-   (Commission File No.)          (IRS Employee

diction of incorporation)                                  I.D. No.)

                      331 East Commercial Blvd.

                   Ft. Lauderdale, Florida  33334

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             (Address of Principal Executive Offices)

                             (877) 925-3482

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                      Registrant's Telephone Number

                                    N/A

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        Former name or former address, if changed since last report

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

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     On June 5, 2007, the Board of Directors of Zaldiva, Inc., a Florida corporation (the "Company"), unanimously appointed: (i) Christopher Ebersole to serve as Treasurer of the Company; and (ii) Jeremy van Coller to serve as Chief Operating Officer of the Company, with each to serve until the next annual meeting of the Company's Board of Directors or his prior resignation or termination.  Prior to their appointments to these positions, Messrs. Ebersole and van Coller also served as the Company’s Chief Financial Officer and director, respectively, and they continue to serve in these capacities.

Mr. Ebersole, age 39, is a graduate of S.C.C.C., where

he received his AS in business.  He has also attended Florida Atlantic

University, where he studied finance.  Mr. Ebersole has extensive experience in financial management and general management, including 15 years in senior management positions.  Prior to joining Zaldiva, Inc., he was a former licensed investment professional and has worked closely with numerous public companies.  With a broad base of experience in leadership, management, finance, auditing, sales, marketing, product development, and human resources, Mr. Ebersole brings a wide view to financial management. A true finance entrepreneur, he has founded a Web Development and IT Consulting company.

Mr. van Coller, age 27, is a graduate of Kloof High School (Kwa Zulu Natal, Kloof, South Africa) where his line of studies included Technical Drawing (architectural renderings), Biology, Advanced Mathematics, English and Afrikaans.  He continued his education by attending the Academy of Learning (Kwa Zulu Natal, Pinetown, South Africa) where he studied Marketing, Management and Computer Science for approximately one year prior to moving to the United States.  Mr. Van Coller worked as a computer sales person in South Africa during and after attending the Academy.  Over the past two years, he served as an Assistant to the Network Administrator for various South Florida Internet service providers, where he handled domain name servers, mail servers, BSDI and Cobalt servers.  Mr. van Coller currently serves as a Computer Technician Consultant handling personal computer repair and construction, hardware and software troubleshooting and some web design, in addition to being the current Network Administrator for Zaldiva, Inc.  Mr. van Coller is a collector and as such, has an extensive knowledge of comic books and related movies and merchandise.

     Mr. van Coller is the husband of Nicole Leigh-van Coller, who is the President and a director of the Company.

     Except as indicated below, during the past two years, there have been no material transactions, series of similar transactions or currently proposed transactions, to which the Company or any of our subsidiaries was or is to be a party, in which the amount involved exceeded $120,000 and in which either Mr. Ebersole or Mr. van Coller or any member of her immediate family had a material interest.

On December 11, 2006, the Company’s Board of Directors authorized issuance of 300,000 "unregistered" and "restricted" shares of common stock to Mr. Ebersole for services rendered.  Compensation expense was recorded at December 11, 2006, in the amount of $126,000, based on a closing share price of $0.42 on the date authorized.  The shares were not actually issued until February 8, 2007.

     The Company does not have an employment agreement with either Mr. Ebersole or Mr. van Coller.

Item 9.01.  Financial Statements and Exhibits.

     (c)  Exhibits.

Exhibit Number         Description

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     99                Press Release regarding appointments of

                       New officers

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                               ZALDIVA, INC.

Date:  6/5/07                   /s/ Nicole Leigh-van Coller

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                               Nicole Leigh-van Coller, President